UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ESPORTS ENTERTAINMENT GROUP, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

Esports Entertainment Group, Inc.

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

356 2757 7000

To the Holders of Common Stock of Esports Entertainment Group, Inc.:

This Information Statement is first being mailed on or about October ____, 2019 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), as of the close of business on October 10, 2019 (the “Record Date”), to inform the stockholders of actions already approved by written consent of the majority stockholders holding 56.82% of the voting power the Company’s Common Stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and holders of the Company’s preferred stock. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are:

●	A reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) with a ratio within a range of 1-for-5 to 1-for-30 (the “Reverse Stock Split Ratio”), with the exact ratio to be determined by the Board of Directors (the “Board”) in its discretion. The final Reverse Stock Split Ratio within the range will be determined solely by our Board prior to March 31, 2020, without further action or approval of the stockholders.

●	The filing of an amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split. A copy of the amendment is attached as Appendix A to this Information Statement.

The enclosed information statement contains information pertaining to the matters acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at https://esportsentertainmentgroup.com.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to shareholders of the Company pursuant to the Nevada Revised Statutes.

By Order of the Board of Directors

October 10, 2019	/s/ Grant Johnson
Grant Johnson
Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ESPORTS ENTERTAINMENT GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Esports Entertainment Group, Inc.

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

356 2757 7000

INFORMATION STATEMENT

(Preliminary)

October 10, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of October 10, 2019 (the “Record Date”) of common stock, par value $0.001 per share (the “Common Stock”), of Esports Entertainment Group, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), to notify the Common Stockholders of the following:

On October 10, 2019, the Company received a written consent in lieu of a meeting by the holder of 56.83% of the voting power the Common Stock (the “Majority Stockholder”)  authorizing the following actions:

●	A reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) with a ratio within a range of 1-for-5 to 1-for-30 (the “(the “Reverse Stock Split Ratio”), with the exact ratio to be determined by the Board of Directors (the “Board”) in its discretion. The final Reverse Stock Split Ratio within the range will be determined solely by our Board prior to March 31, 2020, without further action or approval of the stockholders.

●	The filing of an amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split. A copy of the amendment is attached as Appendix A to this Information Statement.

On October 10, 2019, the Board approved, and recommended for approval to the Majority Stockholder, the Reverse Stock Split.

On October 10, 2019, the Majority Stockholder approved the Reverse Stock Split by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes (“NRS”).  Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock, warrant holders and holders of the Company’s preferred stock on or about October 20, 2019.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY SHAREHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Action and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Action	Percentage of the Voting Equity that Voted in favor of the Action
Grant Johnson	50,000,000	50,000,000	50,000,000	56.82%

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Stockholder.

The Reverse Stock Split will become effective on the date that we file an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Nevada.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement.

Notwithstanding the foregoing, we must first notify Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action.

We currently expect to file the Amendment no earlier than November __, 2019.

REVERSE STOCK SPLIT

General

Our Board will have the sole discretion to effect the Amendment and Reverse Stock Split at any time prior to March 31, 2020, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-5 and not more than 1-for-30. Our Board will also have discretion to abandon the Amendment prior to its effectiveness. Our Board is hereby providing you with information regarding the Reverse Stock Split as approved by the Majority Stockholder.

Our Board and Majority Stockholder have approved the Reverse Stock Split in order to provide for meeting minimum Nasdaq requirements for listing (such as a minimum stock price of $4.00) and the Board and our Majority Stockholder have determined that it is in the best interests of our stockholders in general to provide our Board with the flexibility to effect the Reverse Split in a ratio of 1-for-5 to 1-for-30.

The Reverse Stock Split proposal permits (but does not require) our Board to effect the Reverse Stock Split of our outstanding Common Stock at any time by a ratio of not less than 1-for-5 and not more than 1-for-30 with the specific ratio to be fixed within this range by our Board in its sole discretion. We believe that enabling our Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, our Board may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and prevailing general market and economic conditions.

The Reverse Stock Split, as approved by our stockholders, will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada, or at the later time set forth in the Amendment, subject to the approval of FINRA. The filing may occur any time after 20 days from the date of completion of mailing of this Information Statement to our stockholders of record as of October 10, 2019. The exact timing of the Amendment will be determined by our Board based on its evaluation as to if and when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Nevada, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split is attached as Appendix A to this Information Statement. Any amendment to our Certificate of Incorporation, as amended, to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by our Board, within the range approved by our stockholders.

Reasons for Proposed Amendment

Reasons for Reverse Stock Split

The Board believes it is in the best interests of the Company and its Stockholders to have the authority, in their discretion, to implement the Reverse Stock Split, as it is likely to increase the market price for the Common Stock as fewer shares will be outstanding. As of October 3, 2019, our Common Stock has traded on the OTC Market’s electronic interdealer quotation QB system (“OTCQB”) in a 52 week closing price range from $0.974 to $0.264 per share. As disclosed in a Registration Statement on Form S-1 that the Company filed with the SEC on May 2, 2019 (the “Registration Statement”), we intend to apply to have the Common Stock listed on NASDAQ. The main goal of the increase in market price is to allow the Company to meet the $4 minimum bid price requirement of NASDAQ. However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board, there is no assurance that our minimum bid price following the Reverse Stock Split would equal or exceed NASDAQ’s minimum bid price requirement, and we could fail to be listed on NASDAQ, nor is there any assurance that once listed on NASDAQ that we will be able to maintain NASDAQ’s minimum bid price and remain listed on NASDAQ.

Immediately following the completion of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding or held in treasury would be reduced proportionately based on the reverse stock split ratio of up to 1-for-30, as determined by the Board. A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will be higher.

The Reverse Stock Split would decrease the number of outstanding shares but not the number of authorized shares. The Reverse Stock Split is not being made in connection with any going- private transaction, nor does management currently have any intention to effectuate the privatization of the Company. There can be no assurance that the Reverse Stock Split will result in the benefits described above. The Company cannot assure you that the Reverse Stock Split will not further adversely impact the market price of the Common Stock.

Implementation and Effects of the Reverse Stock Split

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

●	the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Board;

●	the number of shares of the Common Stock issued and outstanding will be reduced proportionately;

●	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

●	a proportionate adjustment will be made to the per share conversion price under the terms of the Company’s outstanding convertible promissory notes.

The table set forth below illustrates the Company’s hypothetical capitalization subsequent to reverse stock splits in varying ratios with the ratio of 1-for-30 being the maximum ratio which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on the total number of shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of promissory notes, options and warrants

Hypothetical Reverse Stock Split Ratio	Shares of Common Stock issued and outstanding following Reverse Stock Split	Shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of promissory notes, options and warrants	Shares of Common Stock available for future issuance following Reverse Stock Split
1:5	17,604,290	2,787,662	398,040,241
1:10	8,802,145	1,393,831	398,040,241
1:20	4,401,073	696,915	398,040,241
1:30	2,934,084	464,610	398,040,241

The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions.

Potential Effects of Proposed Reverse Stock Split

The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares of its capital stock, other than (i) as required for existing and additional financings, (ii) in connection with the underwritten offering planned as disclosed in the Registration Statement, and (iii) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current Stockholders. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or By-laws.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Authorized Shares

As of the Record Date, there were 500,000,000 shares of authorized Common Stock and 10,0000,000 shares of authorized preferred stock. As of the Record Date, there were 88,021,451 shares of voting securities issued and outstanding.

As a result of the Reverse Stock Split, the number of shares remaining available for future issuance under the Company’s authorized pool of Common Stock would increase. In addition, the Company will continue to have 10,000,000 authorized but unissued shares of preferred stock.

These authorized but unissued shares would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Common Stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of the Common Stock.

Other Effects on Issued and Outstanding Shares

If the Reverse Stock Split is implemented, the rights and preferences of the issued and outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

In addition, the Reverse Stock Split would result in some stockholders owing “odd-lots” of fewer than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of a Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

CUSIP Number

As a result of the Reverse Stock Split and Name Change, the Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. The Common Stock will continue to be quoted on the OTC Markets, subject to compliance with OTC Pink Marketplace listing standards.

No Dissenters’ Rights

Under the NRS, the Stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide Stockholders with any such right.

Anti-Takeover Effects of the Reverse Stock Split

A possible effect of the Reverse Stock Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of our Common Stock.

The Reverse Stock Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although the Reverse Stock Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of Common Stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that our shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of the Common Stock, if the same was so offered by a party attempting a hostile takeover of the Company.

Determination of Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than 1-for-5 and not more than 1-for-30, as determined by our Board in its sole discretion. Our Board believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.

Our Board would carry out a Reverse Stock Split only upon its determination that a Reverse Stock Split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the Reverse Stock Split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the ratio, following receipt of stockholder approval, our Board may consider, among other things:

●	the historical and projected performance of our Common Stock;

●	the potential devaluation of the Company’s market capitalization as a result of a reverse stock split;

●	prevailing market conditions;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the selected Reverse Stock Split Ratio on trading liquidity in our Common Stock and our ability to list our Common Stock on NASDAQ;

●	our capitalization (including the number of shares of our Common Stock issued and outstanding); and

●	the prevailing trading price for our Common Stock and the volume level thereof.

The purpose of asking for authorization to implement the Reverse Stock Split at a ratio to be determined by our Board as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post- Reverse Stock Split of Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

Regardless of how stockholders hold our Common Stock (i.e., in book-entry or certificated form), stockholders will not have to pay any service charges to us or our transfer agent in connection with the reverse stock split.

Accounting Matters

The proposed amendment to our Certificate of Incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

The Reverse Stock Split will become effective on the date that we file an amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement to stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment no earlier than November __, 2019.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as stockholders (which interest does not differ from that of the other Common Stockholders), none of our officers, directors, or any of their respective affiliates has any interest in the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 4, 2019, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 88,021,451 shares of Common Stock. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of October 4, 2019.

	Shares of Common Stock Beneficially owned
Name and Address of Beneficial Owner	Number	Percent
Grant Johnson(1) 1370 Pilgrims Way Oakville, ON, Canada	50,000,000	56.83%
Christopher Malone(2) 6 Keystone Court Aurora, Ontario Canada L4G 3R3	100,000	*
David Watt(3) Nelson Mandela Dr., Campsite St. John’s, Antigua and Barbuda	49,190	* %
Chul Woong Lim(4) 204-804 Susaek Rd. 100 Seodaemun-gu Seoul, Korea	220,000	* %
Alan Alden	—	* %
All Officers and Directors as a group (five persons)	50,369,190	57.25%
Shawn Erickson(5) 122-201 Rua Figueiredo Magnalhaes Rio de Janeiro, RJ, Brazil	9,000,000	10.3%
VG-SPV LLC(6) 50 South Steele, Suite 508 Denver, CO 80209	5,316,667	6.0%
5% Beneficial Shareholders as a Group	15,300,598	16.3%

*	less than 1%

(1)	Second Generation Holdings Trust is a trust controlled by Grant Johnson and currently holds 50,000,000 shares of common stock.

(2)	Includes 100,000 shares of common stock

(3)	Includes 29,190 shares of common stock and 20,000 options to purchase shares of common stock currently exercisable.

(4)	Includes 200,000 shares of common stock and 20,000 options to purchase shares of common stock currently exercisable.

(5)	Includes 9,000,000 shares of common stock.

(6)	VG-SPV, LLC is an entity controlled by First Capital Ventures, LLC and beneficially owns 5,316,667 shares of common stock. Gary Graham is the manager of First Capital Ventures, LLC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Esports Entertainment Group, Inc., 170 Pater House, Psaila Street, Birkirkara, Malta, BKR 9077.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Reverse Stock Split, the application for listing or actual listing of our Common Stock on NASDAQ, or another national securities exchange, and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Esports Entertainment Group, Inc., 170 Pater House, Psaila Street, Birkirkara, Malta, BKR 9077. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Action, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

October 10, 2019	/s/ Grant Johnson
Grant Johnson
Chief Executive Officer

APPENDIX A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

ESPORTS ENTERTAINMENT GROUP, INC.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article VI of the Articles of Incorporation is hereby amended to include Section 1a: Upon effectiveness (the “Effective Time”) pursuant to the Nevada Revised Statutes of this Certificate of Amendment to the Articles of Incorporation of the Corporation, each _______ shares of common stock issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be combined and converted into One (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be rounded up to the next whole share of common stock.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is

56.83%

4.	Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

This form must be accompanied by appropriate fees.	Revised 1-5-15